EXHIBIT 21




                           SUBSIDIARIES OF REGISTRANT





                           Subsidiaries of Registrant
                                                                 State of
Registrant                         Subsidiary                 Incorporation
---------------------  ------------------------------------   -------------
CBCT Bancshares, Inc.  Community Bank of Central Texas, ssb      Maryland